Exhibit 10.3

First Amendment to the
PARSONS EMPLOYEE STOCK OWNERSHIP PLAN
2019 Amendment and Restatement

The Parsons Employee Stock Ownership Plan 2019 Amendment and Restatement (the “Plan”) is hereby amended as follows, in each case effective as of January 1, 2020:

1.	Section 7.2(b) of the Plan is hereby amended and restated to read as follows:

(b)He or she shall be fully vested in the balance of his or her Accounts upon the earliest to occur of:

(1)the day he or she becomes fully vested under the following schedule:

Years of Cumulative Service	Vested Percentage of Employee’s Account
Less than 1 year	0
1 year, but less than 2	33.33
2 years, but less than 3	66.67
3 years or more	100
(2)	the first day of the month in which he or she becomes 65 years of age, provided that such Participant is then employed by a Company or the Participant is on an Approved Absence;
(3)	his or her death while:
(i)	employed by a Company;
(ii)	on qualified military service (as defined in Section 414(u) of the Code); or
(iii)	on an Approved Absence;
(4)	the date of his or her termination of employment with all Companies under circumstances entitling him to receive a benefit under Section 8.2(b) on account of permanent disability; or
(5)

the date on which he or she is required to be fully vested under the applicable provisions of the Code on account of the termination, partial termination or the complete discontinuance of contributions to the Plan.

2.	Section 15.3 of the Plan is hereby amended and restated to read as follows:

Minimum Vesting Requirement.  An Employee shall vest in his or her Accounts, within the meaning of Section 411 of the Code and Section 203 of ERISA, in accordance with the provisions of Section 7.2.

[Signature page follows.]

IN WITNESS WHEREOF, this instrument of amendment is executed this ______ day of October, 2019.

PARSONS CORPORATION

By:

Name:

Title: